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                                                                    Exhibit 23.4

                        Consent of Greenhill & Co., LLC

We hereby consent to (i) the use of our opinion letter, dated May 19, 2005, to the Board of Directors of America West Holdings Corporation (the "Company") as Annex ___ to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between the Company, US Airways Group Inc., and Barbell Acquisition Cory., a wholly-owned subsidiary of US Airways Group Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the initial filing of the aforementioned Registration Statement.

In giving such consent, we do not admit and hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Greenhill & Co., LLC


                                   By: /s/ Ulrika Ekman
                                       ---------------------------
                                       Managing Director and
                                       General Counsel